               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

              -   -   -   -   -   -   -   -   -  -

                            FORM S-8

                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933

              -   -   -   -   -   -   -   -   -  -


                CHORUS COMMUNICATIONS GROUP, LTD.
     (Exact name of registrant as specified in its charter)


           Wisconsin                                39-1880843
(State or other jurisdiction of                  (I.R.S. Employer
incorporation or organization)                  Identification No.)

8501 EXCELSIOR DRIVE, MADISON, WISCONSIN            53717-1932
(Address of principal executive offices)            (Zip Code)

                  Employee Stock Purchase Plan
                      (Full title of plan)

                         Darold J. Londo
               Vice President and Corporate Counsel
                Chorus Communications Group, Ltd.
           1912 Parmenter Street, Middleton, WI 53562
             (Name and address of agent for service)

                          608-828-2000
 (Telephone number, including area code, of agent for service of process)


                 CALCULATION OF REGISTRATION FEE


                                  Proposed Max.  Proposed Max.   Amount of
Title of Securities Amount to be Offering Price  Aggregate       Registration
to be Registered    Registered   Price per Share Price Per Share Fee
Common Stock        ________     ____________    ____________    _____________
no par value        250,000      $16.375<F1>     $4,093,750      $1,112

<F1> Estimated   solely  for  the  purpose  of  determining   the
     registration fee, computed in accordance with Rule 457(h) and Rule 457(c) on the basis of the lowest daily average of the high and low reported prices during the five trading days preceding this registration as reported by the OTC Bulletin Board.

                             PART I.

     INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.   PLAN INFORMATION.*

ITEM 2.   REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL
          INFORMATION.*

          * Information  required by Part I to be  contained  in  the
Section  10(a)  prospectus  is  omitted  from  this  Registration
Statement in accordance with Rule 428 under the Securities Act of 1933 and the note to Part I of Form S-8.

                            PART II.

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by the Company with the Securities and Exchange Commission are incorporated by reference in this Registration Statement:

          a. Annual Report on Form 10-K for the fiscal year ended December 31, 1997, filed pursuant to Section
     13 of the Securities Exchange Act of 1934, as amended
     (the "Exchange Act");

          b. Each Quarterly Report filed on Form 10-Q and each Current Report filed on Form 8-K since December
     31, 1997;

          c. The description of the Company's Common Stock contained in the Form 8-A filed on December 2, 1997, including any amendment or report filed for the purpose of updating such description.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold, or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement, and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.
         Not applicable.

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL.
         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Pursuant to the Wisconsin Business Corporation Law and
the  Company's Bylaws, directors and officers of the Company are entitled to mandatory indemnification from the Company against certain liabilities and expenses (i) to the extent such officers or directors are successful in the defense of a proceeding and (ii) in proceedings in which the director or officer is not successful in the defense thereof, unless (in the latter case only) it is determined that the director or officer breached or failed to perform his/her duties to the Company and such breach or failure constituted: (a) a willful failure to deal fairly with the Company or it shareholders in connection with a matter in which the director or officer had a material conflict of interest; (b) a violation of the criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful;
(c)  a  transaction from which the director or officer derived
an improper personal profit; or (d) willful misconduct.   The
Wisconsin Business Corporation Law specifically states that it is the policy of Wisconsin to require or permit indemnification in connection with a proceeding involving securities regulation as described therein, to the extent required or permitted as described above. Additionally, under the Wisconsin Business Corporation Law directors of the Company are not subject to personal liability to the Company, its shareholders or any person asserting rights on behalf thereof for certain breaches or failure to perform any duty resulting solely from their status except in circumstances paralleling those in subparagraphs
(a) through (d) outlined above.

      The  Company  under  certain circumstances  may  advance
expenses   for   the   defense  of  any   action   for   which
indemnification may be available.

      The indemnification provided by the Wisconsin Business Corporation Law and the Company's Bylaws is not exclusive of any other rights to which a director or officer of the Company may be entitled. The general effect of the foregoing provisions may be to reduce the circumstances which an officer or director may be required to bear the economic burden of the foregoing liabilities and expense.

      The Company maintains a liability insurance policy for its directors and officers as permitted by Wisconsin law, which may extend to, among other things, liability arising under the Securities Act of 1933, as amended. The Company pays the entire premium for this policy.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.
         Not applicable.

ITEM 8.  EXHIBITS.

                         EXHIBIT INDEX
Exhibit No.

       5. Opinion of Counsel

      23. Consent of Independent Auditors

      99. Employee Stock Purchase Plan

ITEM 9.  UNDERTAKINGS.

     (a)  The undersigned Company hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
               Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-
effective  amendment  by  those  paragraphs  is  contained  in periodic reports filed with or furnished to the Securities and
Exchange Commission by the Company pursuant to Section  13  or
Section  15(d)  of the Securities Exchange  Act  of  1934,  as
amended,   that   are  incorporated  by   reference   in   the
Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

     (b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 13(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                          SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Madison, State of Wisconsin, on December 11, 1998.

          CHORUS COMMUNICATIONS GROUP, LTD.       (Company)

By:           /S/ DEAN W. VOEKS      (Signature)
Name:             DEAN W. VOEKS
Title:            CEO/PRESIDENT

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

By:           /S/ HOWARD G. HOPEMAN  (Signature)
Name:             HOWARD G. HOPEMAN
Title:            EVP/CFO
Date:             DECEMBER 11, 1998

     Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Madison, State of Wisconsin, on December 11, 1998.

          EMPLOYEE STOCK PURCHASE PLAN   (Plan)

By:            /S/ DEAN W. VOEKS   (Signature)
Name:              DEAN W. VOEKS
Title:             CEO/PRESIDENT, CHORUS COMMUNICATION GROUP, LTD.

     Pursuant to the requirements of the Securities Act of 1933, as amended, the following persons have signed this Registration Statement in the capacity indicated.

     SIGNATURE               TITLE            DATE


/S/ G. BURTON BLOCH         Director     December 3, 1998
    G. Burton Bloch


/S/ CHARLES MAULBETSCH      Director     December  3, 1998
    Charles Maulbetsch


/S/ H. LEE SWANSON          Director     December  3, 1998
    H. Lee Swanson


/S/ DOUGLAS J. TIMMERMAN    Director     December  3, 1998
    Douglas J. Timmerman


/S/ DEAN W. VOEKS           Director     December  3, 1998
    Dean W. Voeks